UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported):  January 31, 2013

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33491	75-2873882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2251 Drusilla Lane, Suite B
Baton Rouge, Louisiana 70809
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (225) 364-2813

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 8.01 of this Current Report on Form 8-K (this “Current Report”) is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 8.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 8.01 of this Current Report is hereby incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On January 31, 2013, the Board of Directors (the “Board”) of Green Energy Management Services Holdings, Inc. (the “Company”) elected Dr. Robert Thomson as a director of the Company, effective immediately, to replace the vacancy created by the resignation of Mr. William D’Angelo (as reported in the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on January 31, 2013). Dr. Thomson is expected to be named to the following committees of the Board: the Audit Committee and the Compensation Committee. The Board has determined that Dr. Thomson is an independent director within the meaning of applicable listing rules of The New York Stock Exchange, as amended from time to time, and the rules promulgated by the SEC.

Dr. Thomson, 53, serves as the clinical director of Chiropractic Associates of Mandeville, LA, a position he has held since July 2002. As a former President of the Louisiana Chiropractic Association of Louisiana, he is actively involved in regulation and procedures of care givers in his association. Dr. Thomson has also been actively involved in the “waste to energy” industry for the past 20 years. Dr. Thomson was an original founding member and served on the Board of Director of Tempico, Inc., a medical waste processing company, where he was instrumental in assisting with the creation of a process that converted components of the municipal waste stream to reusable pulp. Dr. Thomson also served on the Board of Directors of Tempico Medical Waste Processing, Inc., where a similar process was used that ultimately rendered the medical waste stream harmless. Dr. Thomson served as a member of the Board of Directors of both companies for nearly 15 years and has other broad experience in clean energy alternatives. Dr. Thomson currently consults in the field medical waste processing on an as needed basis. Dr. Thomson is a graduate from Louisiana State University (pre-med), Canada College (pre-med) and Western States Chiropractic College. Dr. Thomson served in the U.S. Coast Guard and the U.S. Coast Guard Reserve.

Other than as set forth below under Item 8.01 of this Current Report, there is no arrangement or understanding between Dr. Thomson and any other persons pursuant to which Dr. Thomson was elected as a director of the Company. The information set forth under Item 8.01 of this Current Report is hereby incorporated by reference into this Item 5.02. There are no family relationships between Dr. Thomson and any of the Company’s officers and directors. Except for any material interest that Dr. Thomson may be deemed to have in the transactions between the Company and Water Tech World Wide, LLC (as discussed below), there are no other transactions to which the Company or any of its subsidiaries is a party in which Dr. Thomson has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

As of the date of this Current Report, the Company has not entered into any material plan, contract or arrangement to which Dr. Thomson is a party or in which Dr. Thomson participates, nor has any grant or award of the Company’s common stock  has been made to Dr. Thomson, in connection with his election. The Company may grant equity and/or cash awards to Dr. Thomson in the future in consideration for his services as a director.

Item 8.01 Other Events.

On December 31, 2012 (the “Effective Date”), the Company sold to Water Tech World Wide, LLC (the “Lender”) (i) an 8% secured promissory note (the “Note”), (ii) a warrant (the “First Warrant”) and (iii) a second warrant (the “Second Warrant”, and together with the First Warrant, the “Warrants”), for gross proceeds of $310,000 (the “First Offering”). Dr. Thomson is the sole managing member of the Lender and has the sole voting and dispositive power over the shares of the Company’s common stock underlying the Warrants owned by the Lender. The Note matures on the earlier of (i) February 28, 2013 and (ii) the date when the Company consummates a debt and/or equity financing (the “Financing”) resulting in gross proceeds to the Company of at least $310,000 (such date, the “Initial Maturity Date”) and maybe prepaid in whole or in part at any time without premium or penalty. In the event the Company does not repay the Lender any outstanding principal and any accrued but unpaid interest under the Note on or before the Initial Maturity Date, the Initial Maturity Date shall be extended until the date when the Company consummates such Financing and repays the unpaid principal amount and interest due hereunder (the “Maturity Date”). The Company further agreed to make mandatory payments to the Lender (each a “Payment” or collectively, the “Payments”) as funds are paid to and received by the Company under that certain Sales and User Agreement, dated as of November 2, 2010 (the “Riverbay Agreement”), entered into by and between The Riverbay Fund, Inc. (the “Riverbay”) and Green Energy Management Services, Inc., the Company’s wholly-owned subsidiary. The Note is secured by all of the Company’s rights, title and interests in any Riverbay Payments and any other accounts receivable due to the Company from Riverbay under the Riverbay Agreement. The Note contains customary events of default upon the occurrence of which, subject to any cure period, the full principal amount of the Note, together with any other amounts owing in respect thereof, to the date of such event of default, shall become immediately due and payable without any action on the part of the Lender. The Company plans to use the net proceeds of the sale of these securities as general working capital.

The First Warrant entitles the Lender to purchase 19,035,638 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at an exercise price of $0.001 per share. The Second Warrant entitles the Lender to purchase to purchase 2,337,707 shares of Common Stock at an exercise price of $0.01 per share. The Warrants will be exercisable from issuance until 3 years after the Effective Date. The number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment in the event of any change in the Common Stock, including changes by reason of stock dividends, stock splits, reclassifications, mergers, consolidations or other changes in the capitalization of Common Stock. The Warrants will be exercisable on a cashless basis any time after the issuance date, contain weighted average anti-dilution price protection and may be redeemed prior to their expiration date by the Company, at its sole discretion, if certain conditions set forth in the Warrants are satisfied. In addition, the terms of the First Warrant provide that upon the issuance by the Company of any Common Stock (subject to certain exceptions) prior to the complete exercise of the First Warrant, the First Warrant will thereafter be exercisable for the aggregate number of Warrant Shares which, when converted, are convertible into the aggregate number of shares of Common Stock equal to 30% of such aggregate number of shares of Common Stock then deemed outstanding, including upon the issuance of such warrant (the “Dilution Protection Term”). The Second Warrant is identical to the First Warrant and contains the Dilution Protection Term but with respect to 5% of the aggregate number of shares of Common Stock then deemed outstanding, including upon the issuance of such warrant.

The sale of the securities described herein were exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as transactions by an issuer not involving a public offering.  The purchasers of the securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate restrictive legends were affixed to the securities issued described above. The purchaser of the securities represented and warranted, among other things, that it was an accredited investor within the meaning of Regulation D and/or non-U.S. persons within the meaning of Regulation S, that it had the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of an investment in the Company and it had the ability to bear the economic risks of the investment, and that it had adequate access to information about the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.

Dated: February 6, 2013	By: /s/ Ronald P. Ulfers, Jr.
Name: Ronald P. Ulfers, Jr.
Title: Chairman of the Board, President and
Chief Executive Officer